Exhibit 10.3

Commercial Security Agreement

Date:	December 12, 2018

Debtor:	Friedman Industries, Incorporated, a Texas corporation

Debtor’s Mailing Address:	1121 Judson Road, Suite #124, Longview, Texas 75601

Secured Party:	Citizens National Bank

Secured Party’s Mailing Address:	P.O. Box 1009, Henderson, Texas 75653

Collateral (including all accessions):

The Collateral includes all of the following described property, whether now owned or existing or hereafter acquired or arising, and wherever located, and including any and all rights, titles and interests of Debtor. All capitalized words and phrases, if not otherwise defined herein, shall have the meanings attributed to them by Article 9 of the Texas Business & Commerce Code, as such Code may from time-to-time be amended. The Collateral includes any and all accessions, additions to, parts and substitutions of any of the following, and all replacements thereof.

Accounts and Other Rights to Payment: All Accounts, Payment Intangibles, and other rights to payment, whether or not earned by performance, including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned (excluding, however, Accounts generated solely from Debtor’s sale of Goods in or performance of services within Debtor’s Coil Products Segment (defined below)). The Collateral includes any rights and interests (including all liens and security interests) which arise by law or agreement against any account debtor or obligor and all Supporting Obligations.

Inventory and Goods: All Inventory, including all Goods held for sale or lease, or which have been or will be supplied under contracts of service or sale, and all Goods which are raw materials, work in process, or materials used or consumed in business or otherwise (excluding, however, Inventory which is used solely in connection with or sold as a part of Debtor’s Coil Products Segment (defined below).

Books and Records: All books, records, files, customer lists, and payment and expense records, in tangible and electronic forms, regarding any and all other Collateral (including, but not limited to, the above described Accounts, Payment Intangibles, Inventory and other Goods and all Proceeds thereof).

Chattel Paper: All Chattel Paper and Electronic Chattel Paper arising from or related to any of the above described Accounts, Payment Intangibles, Inventory and other Goods.

Documents: All Documents arising from or related to any of the above described Accounts, Payment Intangibles, Inventory and other Goods including, but not limited to, bills of lading, dock warrants and receipts, and warehouse receipts.

Proceeds: All of the following property, whether now owned or hereafter acquired: (a) whatever is acquired upon the sale, lease, license, exchange, or other disposition of any of the above Collateral; (b) whatever is collected on, or distributed on account of, any of the above Collateral; (c) all rights arising out of any of the above Collateral; (d) all claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to any of the above Collateral; (e)all insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to any of the above Collateral; (f) all government program payments arising out of or related to any of the above Collateral; and (g) all other rights, interests, claims and property defined as “Proceeds” in Article 9 of the Texas Business and Commerce Code, as such Code may from time-to-time be amended.

COMMERCIAL SECURITY AGREEMENT; PAGE 1

For Collateral description purposes, “Debtor’s Coil Products Segment” means that certain reportable segment of Debtor’s operations that generates revenue from temper passing and cutting to length hot-rolled steel coils at Debtor’s facilities in Hickman, Arkansas and in Decatur, Alabama. No other operations, business, products, services or activities of Debtor are included in “Debtor’s Coil Products Segment” for purposes of this description. For the avoidance of doubt, Debtor agrees that if any Account, Inventory or other Goods are reported by Debtor to Secured Party as part of the Collateral in any Borrowing Base Certificate, inventory report, aged receivables report or other report provided under the terms of the Loan Agreement, then such property shall be conclusively presumed to be (and is intended by Debtor to be) a part of the Collateral.

Obligations:

The Obligations include 1) the following described promissory note(s), 2) all obligations, responsibilities and duties of Debtor under the terms of this security agreement or any other Loan Document, 3) all amounts spent by Secured Party for the maintenance, preservation or collection of the Collateral, 4) the Other Obligations described below, 5) all Related Indebtedness, 6) any interest accruing on any of these Obligations, and 7) all renewals, extensions, amendments and\or modifications of any of the foregoing or following:

a) Note

Date:	Of even date herewith.
Amount:	$5,000,000.00
Borrower:	Friedman Industries, Inc., a Texas corporation
Payee:	Citizens National Bank
Maturity Date:	December 12, 2019

b) Other Obligations:

The Collateral shall further secure the payment to Secured Party of any and all other or additional debts, obligations and liabilities of every kind and character of any Debtor, Borrower or Guarantor, whether due or to become due, now or hereafter existing in favor of Secured Party, regardless of whether such debts, obligations and liabilities be direct or indirect, primary, secondary, joint, several, joint and several, fixed or contingent, and regardless of whether such debts, obligations and liabilities were originally owing to Secured Party or acquired by Secured Party or its assignees of any third party.

Debtor’s Representations Concerning Location of Collateral:

The tangible forms of the Collateral are primarily located at Debtor’s manufacturing facility at 3681 FM 250, Lone Star, Texas, and Debtor’s corporate headquarters at 1121 Judson Road, Suite 124, Longview, Texas.

Debtor grants to Secured Party a security interest in the Collateral (including all Proceeds) to secure the prompt payment and performance of the Obligations and all renewals and extensions of any portion of the Obligations.

Debtor’s Warranties

Debtor makes the following warranties to Secured Party:

1.     Financing Statement. Except for that in favor of Secured Party, no financing statement or security agreement, verbal or written, covers the Collateral or is filed in any public office.

2.     Ownership. Debtor owns the Collateral and has the authority to grant this security interest. Debtor’s ownership of the Collateral is free from any set-off, claim, restriction, lien, security interest, or encumbrance except this security interest and liens for taxes not yet due.

3.     Fixtures and Accessions. None of the Collateral is affixed to real estate, is an accession to any good, is commingled with other Goods, or will become a Fixture, accession, or part of a product or mass with other Goods except as expressly provided in this agreement.

4.     Financial Statements. All information about Debtor’s financial condition provided to Secured Party was accurate when submitted, as will be any information subsequently provided to Secured Party.

COMMERCIAL SECURITY AGREEMENT; PAGE 2

5.     Debtor’s Name. Debtor’s exact legal name is set forth at the beginning of this security agreement.

6.     Location. Debtor’s chief executive office is located at the address identified above as “Debtor’s Address” and Debtor’s state of organization, registration or incorporation is the State of Texas.

Debtor’s Covenants

1.     Protection of Collateral. Debtor will defend the Collateral against all claims and demands adverse to Secured Party’s interest in it. The Collateral will remain in Debtor’s possession or control at all times, except as otherwise provided in this security agreement. Debtor will maintain the Collateral in good condition and protect it against misuse, abuse, waste, and deterioration except for ordinary wear and tear resulting from its intended use.

2.     Future Encumbrances. Debtor shall not, without the prior written consent of Secured Party, grant any lien or security interest that may affect the Collateral, or any part thereof, nor shall Debtor permit or consent to any lien or security interest attaching to or being filed against any of the Collateral in favor of anyone other than Secured Party. Debtor shall further promptly pay when due all statements and charges of mechanics, materialmen, laborers and others incurred in connection with the alteration, improvement, repair and maintenance of the Collateral, or otherwise furnish appropriate security or bond, so that no future lien or security interest may ever attach to or be filed against any Collateral. In the event that the Collateral or any part thereof is and/or may be located in and/or on leased premises, Debtor shall promptly pay the full amount of such rental or lease payments whenever the same shall be due so that no lessor’s lien or privilege may ever attach to or affect any of the Collateral with possible preference and priority over the lien of this Security Agreement. In the event that any of the Collateral is purchased or otherwise acquired by Debtor on a credit or deferred payment sales basis, Debtor shall promptly pay the full amount of the purchase or acquisition price of such Collateral so that no vendor’s lien or privilege, or purchase money security interest, may ever attach to or be asserted against any of the Collateral with possible preference and priority over the lien of this Security Agreement. Debtor additionally agrees to obtain, upon request by Secured Party, and in form and substance as may then be satisfactory to Secured Party, appropriate waivers and/or subordinations of any lessor’s liens or privileges, vendor’s liens or privileges, purchase money security interest, and any other liens that may affect the Collateral at any time. As long as any part of the Obligations remain unpaid, Debtor will not permit any levy, attachment or restraint to be made affecting any of the Collateral, or permit any notice of lien to be filed with respect to the Collateral or any part thereof, or permit any receiver, trustee, custodian or assignee for the benefit of creditors to be appointed to take possession of any of the Collateral. Notwithstanding the foregoing, Debtor may, at its sole expense, contest in good faith by appropriate proceedings the validity or amount of any levy, attachment, restraint or lien filed against or affecting the Collateral, or any part thereof, provided that (1) Debtor notifies Secured Party in advance of Debtor’s intent to contest such a levy, attachment, restraint or lien, and (2) Debtor provides additional security to Secured Party, in form and amount satisfactory to Secured Party.

3.     Insurance. Debtor will insure the Collateral in accordance with Secured Party’s reasonable requirements regarding choice of carrier, casualties insured against, and amount of coverage. Policies will be written in favor of Debtor and Secured Party according to their respective interests or according to Secured Party’s other requirements. All policies will provide that Secured Party will receive at least ten days’ notice before cancellation, and the policies or certificates evidencing them will be provided to Secured Party when issued. Debtor assumes all risk of loss and damage to the Collateral to the extent of any deficiency in insurance coverage. Debtor irrevocably appoints Secured Party as attorney-in-fact to collect any return, unearned premiums, and proceeds of any insurance on the Collateral and to endorse any draft or check deriving from the policies and made payable to Debtor.

4.     Secured Party’s Costs. Debtor will pay all expenses incurred by Secured Party in obtaining, preserving, perfecting, defending, and enforcing this security interest in the Collateral and in collecting or enforcing the Obligations. Expenses for which Debtor is liable include, but are not limited to, taxes, assessments, reasonable attorney’s fees, and other legal expenses. These expenses will bear interest from the dates of payments at the highest rate stated in the Note, and Debtor will pay Secured Party this interest on demand at a time and place reasonably specified by Secured Party. These expenses and interest will be part of the Obligations secured by the Collateral and will be recoverable as such in all respects.

COMMERCIAL SECURITY AGREEMENT; PAGE 3

5.     Additional Documents. Debtor will sign any papers that Secured Party considers necessary to obtain, maintain, and perfect this security interest or to comply with any relevant law. Debtor further agrees to execute and deliver all further documents or instruments that Secured Party may reasonably request in order to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Debtor will cooperate with Secured Party in obtaining a control agreement in form and substance satisfactory to Secured Party with respect to any Collateral consisting of Electronic Chattel Paper. Debtor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.

6.     Notice of Changes. Debtor will immediately notify Secured Party of any material change in the Collateral; any change in the location of all or any portion of the Collateral; any change in Debtor’s name, address, or location; any change in any matter warranted or represented in this agreement; any change that may affect this security interest; any change in the state in which Debtor (if other than an individual) is organized or incorporated; and any Event of Default that may occur hereunder, under any of the Obligations or under any of the other Loan Documents.

7.     Use and Removal of Collateral. Debtor will not permit the Collateral to be affixed to any real estate, to become an accession to any Goods, to be commingled with other Goods, or to become a Fixture, accession, or part of a product or mass with other goods except as expressly provided in this agreement.

8.     Sale, License or Lease of Collateral. Debtor will not sell, license for use, transfer, lease, or encumber any of the Collateral unless such action a) is with the prior written consent of Secured Party, or b) is the sale of Inventory, and i) the sale occurs in the ordinary course of Debtor’s business, ii) notice of revocation of this consent has not been given by Secured Party to Debtor, and iii) no Event of Default has occurred and is ongoing after the expiration of any notice and cure period required under the terms of this security agreement or the Loan Agreement ((a) and (b) together are referred to herein as the “Permitted Sales”). In any event, unless Proceeds arise from a Permitted Sale, Debtor will immediately deliver to Secured Party all Proceeds from the sale, license for use, transfer, lease, or encumbrance of any Collateral and Debtor agrees to keep all such Proceeds segregated and separate from Debtor’s other funds or property. All Proceeds of any Collateral (except for Proceeds arising from a Permitted Sale) are held in trust by Debtor for the benefit of Secured Party.

9.     Reports and Inspections. Debtor will furnish Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail. Secured Party may inspect, or cause its agents, representatives or appraisers to inspect, all or any portion of the Collateral at any time during Debtor’s regular business hours and as often as Secured Party in the exercise of its sole judgment shall deem necessary. Any such inspection may be with or without notice to Debtor.

10.     Authorization to File Financing Statements. Debtor authorizes Secured Party to file a financing statement and any addendums or amendments thereto (the “Financing Statement”) describing the Collateral. This authorization is not revocable and shall continue for so long as any of the Obligations remain unpaid, or for so long as Secured Party is committed to advance funds to Obligor or Debtor, whichever is later. Secured Party may file a copy of this security agreement as a Financing Statement.

11.     No Conversion, Merger, Name Change, or Suspension. If Debtor is not an individual, Debtor agrees that it will not, without Secured Party’s prior written consent (which consent may be withheld in the exercise of Secured Party’s commercially reasonable discretion), a) merge with another entity, b) convert to another organizational entity, c) change its name, d) sell all or substantially all of its assets, or e) permit its legal existence to be terminated or forfeited, or permit its right to do business in the state of its formation to be suspended or revoked. Debtor agrees to give notice to Secured Party of Debtor’s request for consent to any of the above at least thirty (30) days in advance of the proposed event.

Rights and Remedies of Secured Party

1.     Generally. Secured Party may exercise one or more of the following rights and remedies after an Event of Default:

a.	take control of any proceeds of the Collateral;

b.

release any Collateral in Secured Party’s possession, temporarily or otherwise and any such release shall not impair or release any of Secured Party’s other rights in other Collateral, or against any Debtor, Borrower or Guarantor; and\or

COMMERCIAL SECURITY AGREEMENT; PAGE 4

c.

take control of any funds generated by the Collateral, such as refunds from and Proceeds of insurance, and reduce any part of the Obligations accordingly or permit Debtor to use such funds to repair or replace damaged or destroyed Collateral covered by insurance.

2.     Insurance. If Debtor fails to maintain insurance as required by this agreement or any other Loan Document, then Secured Party may purchase single-interest insurance coverage that will protect only Secured Party. If Secured Party purchases this insurance, its premiums will become part of the Obligations secured by the Collateral.

3.     Payment of Taxes. Secured Party may pay any taxes or other assessments against the Collateral in order to protect and preserve the security interest conveyed herein, without regard to whether or not such tax or assessment would have a priority greater than or less than that of Secured Party’s security interest.

4.     Continuing Security Interest. This agreement creates a continuing security interest in the Collateral and shall a) remain in full force and effect until payment in full of the Obligations, b) be binding upon Debtor and its successors and assigns, and c) inure to the benefit of and be enforceable by Secured Party and its successors, transferees and assigns. Debtor waives any right which it may have under the Texas Business and Commerce Code to demand the filing of termination statements with respect to the Collateral, and agrees that Secured Party shall not be required to send such termination statements to Debtor, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds.

5.     Limitations on Obligations Concerning Maintenance of Collateral. Debtor has the risk of loss on all the Collateral. Secured Party has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

Events of Default

1.     Each of the following conditions or events is an “Event of Default”:

a.

if Debtor, Borrower or Guarantor defaults in the timely payment or performance of any of the Obligations, or any other covenant or liability arising under the Note, any Related Indebtedness, any other Loan Document or under any other agreement any such person may have with Secured Party;

b.	if any warranty, covenant, or representation made to Secured Party by or on behalf of Debtor proves to have been false in any material respect when made;

c.

if a receiver is appointed for Debtor or any of the Collateral, or if any garnishment, sequestration, attachment, possession or other writ is issued in any judicial or administrative proceeding against any of the Collateral;

d.

if all or any portion of the Collateral is assigned for the benefit of creditors or, to the extent permitted by law, if bankruptcy or insolvency proceedings commence against or by any of these parties: i) Debtor, ii) any Borrower, iii) any partnership of which Debtor is a general partner, iv) any Guarantor, or v) any maker, drawer, acceptor, endorser, Guarantor, surety, accommodation party, or other person liable on or for any part of the Obligations;

e.	if any financing statement is filed that includes, describes or indicates all or any portion of the Collateral but is not related to this security interest and not favoring Secured Party;

f.	if any lien other than the security interest of Secured Party attaches to any of the Collateral; and/or

g.	if any “event of default” occurs under the terms of any of the other Loan Documents.

COMMERCIAL SECURITY AGREEMENT; PAGE 5

Remedies of Secured Party on Default

1.     Remedies. During the existence of any Event of Default, Secured Party may declare the unpaid principal and earned interest of the Obligations immediately due in whole or part, enforce the Obligations, and exercise any rights and remedies granted by the Texas Business and Commerce Code or by this agreement, including the following:

a.	require Debtor to deliver to Secured Party all books and records relating to the Collateral;

b.	require Debtor to assemble the Collateral and make it available to Secured Party at a place reasonably convenient to both parties;

c.	take possession of any of the Collateral and for this purpose enter any premises where it is located if this can be done without breach of the peace;

d.

sell, lease, or otherwise dispose of any of the Collateral in accord with the rights, remedies, and duties of a secured party under the Texas Business and Commerce Code after giving notice as required by such Code; unless the Collateral threatens to decline speedily in value, is perishable, or would typically be sold on a recognized market, Secured Party will give Debtor reasonable notice of any public sale of the Collateral or of a time after which it may be otherwise disposed of without further notice to Debtor; in this event, notice will be deemed reasonable if it is mailed, postage prepaid, to Debtor at the address specified in this agreement at least ten (10) days before any public sale or ten (10) days before the time when the Collateral may be otherwise disposed of without further notice to Debtor;

e.	surrender any insurance policies covering the Collateral and receive the unearned premium;

f.

apply any proceeds from disposition of the Collateral after default in the manner specified in the Texas Business and Commerce Code, including payment of Secured Party’s reasonable attorney’s fees and court expenses;

g.	collect the unpaid balance of any Obligation from any Borrower, Guarantor or other person obligated for any part of the Obligations; and\or

h.	take any other action or exercise any other remedy permitted under the terms of this security agreement or any other Loan Document.

2.     Cumulative Rights. The rights and remedies expressly conferred by this security agreement are cumulative of all other rights and remedies conferred by any other Loan Document, by law or in equity. They shall not be deemed to deprive Secured Party of any other legal or equitable rights or remedies, by judicial proceedings or otherwise, appropriate to enforce the conditions, covenants, and terms of this agreement, the Note or any other Loan Document. The employment of any remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

3.     Sales on Credit. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the Purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

4.     Condition of Collateral. Secured Party has no obligation to repair, clean-up or otherwise prepare any Collateral for sale.

5.     No Obligation to Pursue Others. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Secured Party may release, modify or waive any collateral provided by any other person to secure any of the Obligations, all without affecting Secured Party’s rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations.

COMMERCIAL SECURITY AGREEMENT; PAGE 6

6.     Compliance With Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

7.      Warranties. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

8.     Purchases by Secured Party. In the event Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting the purchase price against the Obligations.

General Provisions

1.     Parties Bound. Secured Party’s rights under this security agreement shall inure to the benefit of its successors and assigns. Assignment of any part of the Obligations and delivery by Secured Party of any part of the Collateral will fully discharge Secured Party from responsibility for that part of the Collateral. If Debtor is more than one, all their representations, warranties, and agreements are joint and several. Debtor’s Obligations under this security agreement shall bind Debtor’s personal representatives, successors, and assigns. Secured Party’s signature on this security agreement is not required in order for this agreement to be binding, enforceable and completely effective according to its terms.

2.     Waiver. Neither delay in exercise nor partial exercise of any of Secured Party’s remedies or rights shall waive further exercise of those remedies or rights. Secured Party’s failure to exercise remedies or rights does not waive subsequent exercise of those remedies or rights. Secured Party’s waiver of any default or Event of Default does not waive any further or other default or Event of Default. Secured Party’s waiver of any right arising under this security agreement or of any Event of Default is binding only if it is in writing and signed by Secured Party. Secured Party may remedy any default or Event of Default without waiving it.

3.     Reimbursement. If Debtor fails to perform any of Debtor’s Obligations, Secured Party may perform those Obligations and be reimbursed by Debtor on demand at the place where the Note is payable for any sums so paid, including attorney’s fees and other legal expenses, plus interest on those sums from the dates of payment at the rate stated in the Note for matured, unpaid amounts. The sum to be reimbursed shall be secured by this security agreement and is part of the Obligations.

4.     Interest Rate. Interest included in the Obligations shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited to the principal of the Obligations or, if that has been paid, refunded. On any acceleration or required or permitted prepayment of the Obligations, any such excess interest shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal amount of the Obligations or, if the principal amount has been paid, refunded.

5.     Modifications. No provision of this agreement shall be modified or limited except by written agreement signed by Secured Party.

6.     Severability. The unenforceability of any provision of this agreement will not affect the enforceability or validity of any other provision.

7.     After-Acquired Property. This security interest shall attach to after-acquired Collateral to the maximum extent such is permitted by law.

8.     Applicable Law. This agreement will be construed according to Texas law.

9.     Place of Performance. This agreement is to be performed in the county of Secured Party’s mailing address.

COMMERCIAL SECURITY AGREEMENT; PAGE 7

10.     Presumption of Truth and Validity. If the Collateral is sold by Secured Party after an Event of Default, recitals in the bill of sale or transfer will be prima facie evidence of their truth, and all prerequisites to the sale specified by this agreement and by the Texas Business and Commerce Code will be presumed satisfied.

11.     Legal Construction; Singular and Plural. When the context requires, singular nouns and pronouns include the plural. All references to “Debtor” include each Debtor and any combination of Debtors (if more than one). Debtor agrees this security agreement was the result of a negotiated agreement with Secured Party and the rule of construction that states ambiguities in a document are construed against the party who drafted it does not apply in interpreting this instrument.

12.     Priority of Security Interest. This security interest shall neither affect nor be affected by any other security for any of the Obligations. Neither extensions of any of the Obligations nor releases of any of the Collateral will affect the priority or validity of this security interest with reference to Debtor, Borrower, Guarantor or any third person.

13.     Cumulative Remedies. Foreclosure of this security interest by suit does not limit Secured Party’s remedies, including the right to sell the Collateral under the terms of this agreement. All remedies of Secured Party may be exercised at the same or different times, and no remedy shall be a defense to any other. Secured Party’s rights and remedies include all those granted by law or otherwise, in addition to those specified in this agreement.

14.     Agency. Debtor’s appointment of Secured Party as Debtor’s agent for the purposes stated in this security agreement is coupled with an interest and will survive any disability of Debtor.

15.     Addresses for Notices. All notices and other communications provided for hereunder or required by law shall be in writing and shall be delivered by registered, certified or first class mail, postage prepaid, addressed to the party to be notified and at the address stated above. Notices delivered by mail to Debtor shall be effective upon deposit in the U.S. Mail.

16.     Waiver of Marshaling. Debtor waives any and all rights that would otherwise require Secured Party to marshal or prioritize for sale all or any portion of the Collateral. Secured Party may sell all or any portion of the Collateral without regard to other property securing the Obligations, and without regard to equitable or common law principles of marshaling.

17.     Purchase Money Security Interests. To the extent the Collateral secures any Obligation that was not incurred for the purchase of the Collateral, payments applied to the indebtedness shall be applied, first, to the discharge of the non-purchase money obligation.

18.     Additional Warranties Regarding Debtor. Debtor warrants and represents the following additional facts to Secured Party and Debtor understands and acknowledges that but for these warranties and representations (on all of which Secured Party reasonably relies), Secured Party would not advance the sums made a part of the Obligations to Borrower: a) Debtor benefits, directly and indirectly, from the loan(s) to be made by Secured Party to Borrower and that are a part of the Obligations; b) Debtor has the authority to perform and/or pay all of Debtor’s Obligations and to grant security interests in the Collateral; c) the fair value of all of Debtor’s assets as of this date is greater than the sum of all of Debtor’s debts and other obligations; d) Debtor is currently paying all of its debts and obligations as they come due and no debts or obligations of Debtor are currently past due or owing; e) the payment or performance of Debtor’s Obligations and the grant of a security interest in the Collateral to secure the payment of the Obligations under the terms of this security agreement will not cause or otherwise result in the insolvency of Debtor; f) the payment or performance of Debtor’s Obligations and the grant of a security interest hereunder to secured the payment of the Obligations under the terms of this agreement will not leave Debtor with resources that are insufficient or inadequate for the purpose of Debtor carrying on Debtor’s other business or meeting Debtor’s other obligations; and g) Debtor (by reason of the direct and indirect benefits flowing from the Obligations) will receive and has received reasonably equivalent value in exchange for the security interests conveyed herein. Debtor agrees that if all or a part of the security interests transferred to Secured Party under this security agreement is unenforceable or avoidable under applicable law (whether such law is federal or state law) for any reason (including, but not limited to, reasons relating to Debtor’s insolvency or the value of consideration received by Debtor or the value of the direct and indirect benefits received by Debtor in connection with the Obligations), then the security interests conveyed herein shall be enforceable and unavoidable to the maximum extent allowed by law.

COMMERCIAL SECURITY AGREEMENT; PAGE 8

19.     Definitions. The terms defined at the beginning of this security agreement shall have the meanings and/or definitions so stated. Any other term used herein and defined in the Texas Business and Commerce Code (as such Code is from time to time amended) shall have the same definition contained in said Code, unless expressly provided otherwise herein. All terms used in this security agreement, whether or not defined in this section, and whether used in singular or plural form, shall be deemed to refer to the object of the term whether such is singular or plural, as the context may suggest or require. In addition to the other terms defined above, the following terms have these meanings when used in this security agreement:

“Borrower” means each, any, all and all possible combinations of the borrowers named in the Note.

“Debtor” means each, any, and all possible combinations of the debtors identified in the introductory section above, whether one or more, and the successors, assigns, heirs and legal representatives thereof.

“Debtor’s Coil Products Segment” is defined above.

“Event of Default” is defined above.

“Guarantor” means each, all and all possible combinations of persons who guaranty all or any part of the Note.

“Loan Agreement” means the Revolving Line of Credit Loan Agreement by and between Borrower and Secured Party (and any other persons signing such agreement) dated of even date herewith, as such agreement may be modified, amended, supplemented or revised.

“Loan Documents” means this security agreement, the Note and any and all other loan agreements, deeds of trust, security agreements, guaranty agreements, assignments, assignments of rents, indemnity agreements, certifications, pledge agreements, and other agreements or documents related to or securing the Note or any Related Indebtedness, together with any and all renewals, modifications, amendments, restatements, extensions and supplements thereof.

“Maturity Date” means the earlier to occur of a) the date stated in the introductory section above as the maturity date of the Note, or b) the date on which the maturity of the Note is accelerated by Lender under the terms thereof or under any of the other Loan Documents.

“Related Indebtedness” means any and all indebtedness paid or payable by Borrower to Secured Party pursuant to any of the Loan Documents or any other communication or writing by and between Borrower and Secured Party.

DEBTOR:

Friedman Industries, Incorporated

By:	/s/ Alex LaRue
Name:	Alex LaRue
Title:	Chief Financial Officer, Secretary and Treasuer

COMMERCIAL SECURITY AGREEMENT; PAGE 9